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BRE Properties, Inc.
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                                                                    Exhibit 99.1

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STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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(Dollar amounts in thousands)                                               Quarter Ended March 31,
                                                                            -----------------------
                                                                              1998           1997
                                                                            --------       --------
Income before net loss on sales of investments in rental
  properties and minority interest .....................................     $15,983        $10,942
                                                                             =======        =======
Fixed charges:

    Interest ...........................................................     $ 8,535        $ 5,890
    Capitalized interest ...............................................       2,026           --
    Other ..............................................................          12            111
                                                                             =======        =======
                                                                             $10,573        $ 6,001
                                                                             =======        =======

Income before net loss on sale of investments in rental properties and minority interest and fixed charges, excluding capitalized
  interest .............................................................     $24,530        $16,943
                                                                             =======        =======
Divided by fixed charges ...............................................     $10,573        $ 6,001
                                                                             =======        =======
Ratio of earnings to fixed charges .....................................         2.3            2.8
                                                                             =======        =======
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